UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC  20549
____________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  May 22, 2009

Altair Nanotechnologies Inc.

(Exact Name of Registrant as Specified in its Charter)

Canada	1-12497	33-1084375
(State or other jurisdiction of	(Commission	(IRS Employer
incorporation or organization)	File Number)	Identification No.)

204 Edison Way Reno, NV	89502
(Address of Principal Executive Offices)	(Zip Code)

Registrant's Telephone Number, Including Area Code:
(775) 858-3750

N/A

(Former name, former address, and formal fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written  communications  pursuant to Rule 425 under the  Securities Act (17 CFR 230.425)

☐ Soliciting  material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement  communications  pursuant to Rule  14d-2(b)  under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement  communications  pursuant to Rule  13e-4(c)  under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01  Entry into Material Definitive Agreement.

On May 22, 2009 Altair Nanotechnologies Inc. ("Altair") entered into a placement agent agreement (the "Placement Agent Agreement") with Lazard Capital Markets LLC ("Lazard") as exclusive placement agent relating to the sale and issuance by the Company to select institutional investors (the “Investors”) of up to 11,994,469 units (the “Units”) in a "registered direct" offering (the "Offering"), with each Unit consisting of (i) one common share, without nominal or par value (“Common Share”) of Altair and (ii) one warrant (“Warrant”) to purchase 0.55 of a Common Share at an exercise price of $1.00 per share.  The sale of the Units is being made pursuant to Subscription Agreements, each dated May 22, 2009 (the “Subscription Agreements”), with each of the Investors pursuant to which the Investors agreed to purchase the Units at a purchase price of $1.17 per Unit.  Units will not be issued or certificated.  The Common Shares and Warrants are immediately separable and will be issued separately.  The Warrants will be exercisable beginning on the Closing for a period of seven years.  In the aggregate, Altair will issue an aggregate of 11,994,469 Common Shares and Warrants to purchase up to an aggregate of 6,596,958 Common Shares  pursuant to the terms of the Placement Agent Agreement and the related Subscription Agreements.

A copy of the Placement Agent Agreement, the form of Subscription Agreement and the form of Warrant are filed as Exhibits 1.1, 10.1 and 4.1, respectively, to this Current Report and are incorporated herein by reference.  The closing for the sale of the Units is expected to take place on or about May 28, 2009, subject to the satisfaction of customary closing conditions.  The Company anticipates raising gross proceeds of approximately $14.0 million.  The net offering proceeds to the Company from the sale of the Units, after deducting the placement agent’s fees of $0.98 million and other estimated offering expenses payable by the Company, are expected to be approximately $12.84 million.

The Common Shares and Warrants (and the Common Shares issuable from time to time upon exercise of the Warrants) are being offered and sold by Altair in this Offering pursuant to a prospectus dated October 3, 2006 and a prospectus supplement dated May 22, 2009 (the “Prospectus Supplement”), pursuant to the Company’s effective shelf registration statement on Form S-3 (Registration No. 333-137099).

The legal opinion of Cassels Brock and Blackwell LLP relating to the securities offered in the Offering is filed as Exhibit 5.1 to this Current Report on Form 8-K.

The foregoing is only a brief description of the material terms of the Placement Agent Agreement, the Warrants and the Subscription Agreements, does not purport to be a complete description of the rights and obligations of the parties thereunder and is qualified in its entirety by reference to the Placement Agent Agreement, the form of Warrant and the form of Subscription Agreement, respectively.

Item 7.01  Regulation FD Disclosure.

On May 22, 2009, Altair issued a press release announcing the pricing of the Offering.  A copy of the press release is furnished as Exhibit 99.1 to this Current Report.

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The information set forth in this Item 7.01 and Exhibit 99.1 attached hereto is intended to be furnished and shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Item 9.01  Financial Statements and Exhibits.

(d) Exhibits.

1.1	Placement Agent Agreement, dated May 22, 2009, by and between Altair Nanotechnologies Inc. and Lazard Capital Markets LLC.

4.1	Form of Common Share Purchase Warrant.

5.1	Legal Opinion of Cassels Brock and Blackwell LLP.

10.1	Form of Subscription Agreement.

99.1	Press Release dated May 22, 2009, furnished herewith.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Altair Nanotechnologies Inc.

Dated: May 22, 2009	By:	/s/ John Fallini
John Fallini, Chief Financial Officer

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